UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2022

Sunlight Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39739	85-2599566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Tryon Street, Suite 1000, Charlotte, NC 28246
(Address of principal executive offices, including zip code)

(888) 315-0822
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A Common Stock, par value $0.0001 per share	SUNL	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SUNL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with
any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Restricted Stock Unit Award Agreement

On June 9, 2022, Sunlight Financial Holdings Inc. (the “Company”) granted awards of restricted stock units (“RSUs”) to the following non-employee members of the board of directors of the Company (the “Board”), as approved by the Board, subsequent to the recommendation and approval of the Compensation Committee: Jeanette Gorgas, Toan Huynh, Jennifer D. Nordquist, Philip Ryan, Kenneth Shea and Joshua Siegel. Each of the aforementioned Board members received 28,604 RSUs (the “RSU Awards”).

Such RSU Awards were granted pursuant to the terms of the Notice of Restricted Stock Unit Award Agreement (the “Notice”) and the Restricted Stock Unit Award Agreement (the “RSU Award Agreement”), forms of which are filed as Exhibits 10.1 and 10.2 attached hereto, as well as the 2021 Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan (the “Plan”). The RSU Awards will vest in full on the one-year anniversary of the grant date. RSUs awarded under the RSU Award Agreements will be subject to a risk of forfeiture until such time as the RSUs vest in accordance with the vesting schedule, and such awards will be settled following vesting by delivery to the recipient of shares of Class A Common Stock (“Common Stock”) on a one-for-one basis. The recipient will be entitled to any dividend equivalents with respect to RSUs to reflect any dividends payable on underlying shares of Common Stock.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 29, 2022, pursuant to the terms of the previously-approved Director Fee Agreements by and among the Company and each of (i) Mr. Emil W. Henry, Jr. and Tiger Infrastructure Partners LP (“Tiger”), on the one hand, and (ii) Brad Bernstein and FTV Management Company, L.P. (“FTV”), on the other hand, compensation to Tiger, for Mr. Henry’s service on the Board, and to FTV, for Mr. Bernstein’s service on the Board, will be comprised of an amount equal to the sum of (a) the cash portion of the director fees and (b) a cash payment equal to the fair market value of the equity award on the applicable vesting date, that in each case is otherwise payable to the members of the Board for their participation on the Board for the covered year.

The foregoing descriptions in this Item 5.02 are qualified in their entirety by reference to the full text of the form of Notice and RSU Award Agreement, the terms of which are incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 8, 2022, at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), the Company’s stockholders voted on the following items: (1) the election of three members of the Company’s Board and (2) the ratification of the appointment of RSM US LLP as the independent registered public accounting firm of the Company for fiscal year 2022.

Proposal 1. Each of the three nominees for election to the Board was duly elected to serve as a director for a term of three years, until the 2025 annual meeting of stockholders, or until his or her successor is duly elected and qualified in accordance with the by-laws of the Company. The final results of the voting were as follows:

Name	For	Withheld	Broker Non-Votes
Jeanette Gorgas	77,931,241	4,386,517	12,381,851
Kenneth Shea	77,864,055	4,453,703	12,381,851
Joshua Siegel	72,698,212	9,619,546	12,381,851

Proposal 2. The proposal to ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for fiscal year 2022 was approved. The final results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
92,833,744	1,819,710	46,155	0

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1†	Form of Director Notice of Restricted Stock Unit Award.
10.2†	Form of Director Restricted Stock Unit Award Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Nora Dahlman
Nora Dahlman
General Counsel and Corporate Secretary
Date: June 10, 2022